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                                                                 Exhibit (10)(k)

                 FIRST AMENDMENT TO THE SUNDSTRAND CORPORATION
                     NONEMPLOYEE DIRECTOR COMPENSATION PLAN

     WHEREAS, the Sundstrand Corporation Nonemployee Director Compensation Plan (the "Plan") was established effective as of August 1, 1994, with respect to nonemployee Directors of the Corporation to provide for the payment in the Corporation's common stock of the annual retainer to nonemployee Directors for serving on the Board of Directors of the Corporation; and

     WHEREAS, it has been determined that it is in the best interest of the Corporation to amend the Plan to provide that the annual retainer may be paid in the form of common stock for those nonemployee Directors who elect payment of the annual retainer in such form and to further provide that the annual retainer to be paid in place of a retirement benefit under the former Director Emeritus Retirement Plan or otherwise shall be paid under the Plan to both employee and nonemployee Directors in the form of restricted common stock of the Corporation.

     NOW, THEREFORE, effective as of April 21, 1998, the Sundstrand Corporation Nonemployee Director Compensation Plan is amended as follows:

        1. The name of the Plan is changed to be the "Sundstrand Corporation Director Compensation Plan," and each place in the Plan where the name of the Plan is used shall be changed to such new name.

        2. The second sentence of Section 1.1 of the Plan is changed by deleting the word "shall" therefrom and in its place inserting the word "may" and by changing the word "Nonemployee" to "nonemployee."

        3. Section 1.2 of the Plan is changed by deleting the word "Nonemployee" where it appears in such Section.

        4. The word "Nonemployee" where it appears in pargaraph (a) of Article 2 of the Plan is changed to "nonemployee" and the definition "Nonemployee Director" which appears in Article 2 of the Plan is changed as follows:

                "(d) "Director" means any member of the Board."

        5. Article 2 of the Plan is further changed by adding a new definition thereto, which shall provide as follows:

                 "(g) "Additional Annual Retainer" means the
                      amount in excess of the Annual Retainer which is paid to both employee and nonemployee Directors for serving on the Board and which generally is in place of any retirement benefit heretofore


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                      paid to Directors, but shall not include any Board or
                      Board committee meeting attendance fees.

        6. Articles 3 and 5 of the Plan are changed by deleting the word "Nonemployee" where it appears in such Articles.

        7.   Article 6 of the Plan is changed to provide as follows:

                "Article 6.   Payment of or Conversion to Shares

                 "6.1 Subject to the terms and provisions of
                      the Plan, the Annual Retainer of a nonemployee Director who, with respect to the period following an Annual Meeting of Stockholders of the Company, has selected to have such Annual Retainer paid in Shares, shall be paid as of the date of such Annual Meeting in Shares, the Fair Market Value of which on the date of such Annual Meeting, together with the amount of cash necessary to prevent the issuance of any fractional Share, shall equal the Annual Retainer.

                 "6.2 Subject to the terms and provisions of
                      the Plan, the Additional Annual Retainer of a Director with respect to the period following an Annual Meeting of Shareholders of the Company commencing with the 1998 Annual Meeting, shall be converted as of the date of such Annual Meeting into Shares, the Fair Market Value of which on the date of such Annual Meeting, together with the amount of cash necessary to prevent the issuance of any fractional Share, shall equal the Additional Annual Retainer."

        8.   Article 7 of the Plan is changed to provide as follows:

                      "Article 7.   Restrictions on Shares

                 "7.1 All Shares issued under Section 6.1 of
                      the Plan may not be transferred for a period of six months from the date of grant.

                 "7.2 Shares issued under Section 6.2 of the
                      Plan shall be subject to the following restrictions:

                      (a)  the payment of Shares awarded
                           with respect to any period following an Annual Meeting of Shareholders may only be made at the time the Director ceases to be a Director of the Company provided that if at the time such payment is to be made the requirements of Section 7.2 (b) are not met, payment shall be made at the first time thereafter that such requirements are met; and


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                      (b)  at the time payment of the
                           Shares awarded with respect to any period following an Annual Meeting of Shareholders is to be made, the cumulative annual return on equity of the Company for the period since the date of award shall not be less than 12%.

        9. Section 11.3 of the Plan is changed by deleting the word "Nonemployee" when it appears in such Section.


Executed this   19th   day of November, 1997.

                                        SUNDSTRAND CORPORATION



                                        By:   /s/ Paul Donovan
                                        Paul Donovan
                                        Its:  Executive Vice President and
                                        Chief Financial Officer



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